Exhibit 10.72

EQUITY PURCHASE AGREEMENT

THIS EQUITY PURCHASE AGREEMENT (“Agreement”) is made as of the 20th day of April, 2010 by and among NATURALNANO, INC., a Nevada corporation with offices at 832 Emerson Street, Rochester, New York 14613 (“NATURALNANO”), WorldWide Medical Solutions, LLC, a New York limited liability company with offices at 17 Schoen Place, Pittsford, New York 14534 (“WMS”) and COMBOTEXS, LLC, a New York limited liability company with offices at 17 Schoen Place, Pittsford, NY 14534 (“COMBOTEXS”).

WHEREAS, COMBOTEXS is a limited liability company organized and existing under the laws of the State of New York, wholly owned by WMS and engaged in the business of commercializing nano materials for the commercial, military and industrial markets; and

WHEREAS, NATURALNANO is a corporation organized and existing under the laws of the State of Nevada and is a supplier of Halloysite nano tubes and other nano materials for commercial users;

NOW THERFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereto agree as follows:

1. Purchase by NaturalNano of 51% Interest in COMBOTEXS.

1.1	Issuance of Common Stock

(a) Subject to the terms and conditions of this Agreement,  NATURALNANO agrees to issue to WMS at the Closing 20,000,000 shares of Common Stock, without par value, of NATURALNANO together with 40,000,000 Warrants [in the form as set forth in Exhibit A] to purchase additional common shares, and WMS agrees to sell to NATURALNANO a 51% equity interest in COMBOTEXS.  The shares of Common Stock issued to WMS pursuant to this Agreement shall be referred to in this Agreement as the “NATURALNANO Shares.”

(b) The Warrants (“Warrants”) shall entitle the holder to purchase shares of the Company’s Common Stock equal to 1 share for each Warrant.  The Warrants shall have an exercise price of $0.05 per share (the “Warrant Exercise Price”) for the first twenty Million shares of NATURALNANO; an exercise price of $0.08 for the next Ten Million Warrants, and an exercise price of $0.10 per share for the final Ten Million Warrants. The Warrants shall have a term of five (5) years from and after the date on which they become exercisable and shall include terms permitting cashless exercise.  If NATURALNANO remains an SEC reporting company, and separately reports COMBOTEXS’ revenue, the first TWENTY Million (20,000,000) Warrants will become exercisable on the date that NATURALNANO files a Form 10-Q, Form 10-K or any other filing with the SEC (“SEC Filings”) that shows gross sales for COMBOTEXS, together with the gross sales for COMBOTEX as shown on all SEC Filings filed by NATURALNANO from and after the Closing Date, exceeding one million dollars ($1,000,000.00) in the aggregate, net of sales or use taxes.  The second TEN Million (10,000,000) Warrants will become exercisable on the date that NATURALNANO files a SEC Filing that shows gross sales for COMBOTEXS, together with the gross sales for COMBOTEXS as shown on all other SEC Filings filed by NATURALNANO from and after the Closing Date, exceeding three million dollars ($3,000,000.00) in the aggregate, net of sales or use taxes.  The final TEN Million (10,000,000) Warrants will become exercisable on the first day of the first month after NATURALNANO files a SEC Filing that shows gross sales for COMBOTEXS, together with the gross sales for COMBOTEXS as shown on all other SEC Filings filed by NATURALNANO after the Closing from and after the Closing Date, exceeding four million dollars ($4,000,000) in the aggregate, net of sales or use taxes.  In the event that NATURALNANO shall cease to be an SEC reporting company or otherwise cease reporting COMBOTEXS’ revenue on a consolidated basis, the first TWENTY Million (20,000,000) Warrants will become exercisable on the first day of the first month after the gross sales of COMBOTEXS from and after the Closing Date, exceed one million dollars ($1,000,000.00) in the aggregate, net of sales or use taxes.  The second TEN Million (10,000,000) Warrants will become exercisable on the first day of the first month after the gross sales of COMBOTEXS from and after the Closing Date, exceed three million dollars ($3,000,000.00) in the aggregate, net of sales or use taxes.  The final TEN Million (10,000,000) Warrants will become exercisable on the first day of the first month after the gross sales of COMBOTEXS from and after the Closing Date, exceed four million dollars ($4,000,000) in the aggregate, net of sales or use taxes.  In such case, gross sales shall be as determined by COMBOTEXS’ internal accounting staff or certified public accountants, and WMS shall have the right to conduct an audit of such sales at any time, but not more than once in any calendar year. Such audit shall be at WMS’s expense unless the gross sales as reported by COMBOTEXS were below a threshold for the issuance of Warrants to WMS but the audit determines that gross sales of COMBOTEXS actually exceeded the threshold in question for the issuance of Warrants, in which case the audit will be at the sole expense of NATURALNANO.  NATURALNANO and COMBOTEXS agree to cooperate in such audit and provide sales and other records reasonably necessary for such audit to WMS and its agents.

1.2. Closing; Delivery.

(a) The purchase and sale of the Shares shall take place at the offices of William W. Moehle, Esq., 2425 Clover Street, Rochester, New York 14618, or at such other location as may be mutually agreed by the parties, as soon as practicable following satisfaction of all conditions to closing (“Closing”).

(b) At the Closing, NATURALNANO shall deliver to WMS a share certificate representing the NATURALNANO Shares or irrevocable instructions to its transfer agent instructing said agent to issue the share certificate and a Warrant Agreement evidencing the Warrants referenced herein, all as more fully described in Section 1.1 hereof and in the form set forth in Exhibit A hereto, and WMS will deliver to NATURALNANO a certificate evidencing NATURALNANO’s 51% ownership of COMBOTEXS.

(c) Each share certificate for the Shares shall carry a legend with respect to resale under the Federal and State Securities Acts as follows:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH TRANSFER MAY BE AFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

1.3.           Defined Terms Used in this Agreement.  In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

“Affiliate” means, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including, without limitation, any partner, officer, director, member or employee of such Person and any venture capital fund now or hereafter existing that is controlled by or under common control with one or more general partners or managing members of, or shares the same management with, such Person.

“Code” means the Internal Revenue Code of 1986, as amended.

“COMBOTEXS Assets” means those assets of COMBOTEXS as listed in Exhibit B annexed hereto and made a part hereof.

“Key Employee” means James Wemett.

“Knowledge,” including the phrase “to NATURALNANO’s knowledge,” shall mean the actual knowledge after reasonable investigation of its Officers.

 “Person” means any individual, corporation, partnership, trust, limited liability company or other entity.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder.

 “Warrants” are certificates issued at Closing entitling the holder to purchase common shares in NATURALNANO pursuant to the terms set forth in Section 1.1 (b) hereof and the Warrant Agreement, and in the form set forth in Exhibit A.

2.           Representations and Warranties of NATURALNANO.  NATURALNANO hereby represents and warrants to WMS that, except as set forth on the Disclosure Schedule attached as Exhibit B to this Agreement, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date of the Closing.  The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 2, and the disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this Section 2 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.  NATURALNANO may provide data in the Disclosure Schedule by reference to one or more of its SEC filings, provided that it itemize the specific disclosure and the specific filing to which it refers.

2.1. Organization, Good Standing, Corporate Power and Qualification.  NATURALNANO is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, is duly qualified to conduct business in the State of New York, and has all requisite corporate power and authority to own or lease its properties and to carry on its business as presently conducted and as proposed to be conducted.  NATURALNANO is duly qualified to transact business and is in good standing in each jurisdiction in which the nature of the activities conducted by it and/or the character of the assets owned or leased by it makes such license or qualification necessary, each such jurisdiction being listed  in the Disclosure Schedule.

2.2. Capitalization.   NATURALNANO has authorized capital stock consisting of 5,000,000,000 shares of common stock, $0.001 par value, of which 107,957,045 shares are presently issued and outstanding, and 10,000,000 shares of preferred stock, of which 750,000 are Series B and 4,250,000 are Series C, all of which are fully paid, validly issued and non-assessable.  NATURALNANO does not have outstanding any options, warrants, contracts to issue, convertible debt securities or any other rights or commitments entitling anyone to acquire shares of its capital stock, other than as set forth in the Disclosure Schedule.

2.3. Authorization.  All corporate action required to be taken by NATURAL NANO’s Board of Directors in order to authorize NATURALNANO to enter into this Agreement and the Warrant Agreement, and to issue the Shares and Warrants at the Closing, has been taken or will be taken prior to the Closing.  All action on the part of the officers, directors and/or shareholders of NATURALNANO necessary for the execution and delivery of this Agreement and the Warrant Agreement, the performance of all obligations of NATURAL NANO under this Agreement and the Warrant Agreement to be performed as of the Closing, and the issuance and delivery of the Shares and Warrants, has been taken or will be taken prior to the Closing.  This Agreement, and the Warrant Agreement, when executed and delivered by NATURALNANO, shall constitute valid and legally binding obligations of  NATURALNANO, enforceable against NATURALNANO in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.4. Valid Issuance of Shares.  The NATURALNANO Shares and any shares of NATURALNANO common stock issued upon conversion of the Warrants, when issued, and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws.  The Warrants, when issued and delivered in accordance with the terms and for the consideration set forth in this Agreement and in the Warrant Agreement, will be validly issued and free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws.

2.5. Governmental Consents and Filings.  The execution and delivery of this Agreement and the Warrant Agreement, the issuance of the Shares and Warrants pursuant hereto and the consummation of the transactions provided hereunder does not require any third party consent and does not violate, conflict with, result in the breach of, or cause a default under any provision of NATURALNANO’s certificate of incorporation or bylaws or any obligation, mortgage, agreement, law, order, judgment, decree or any other restriction to which NATURALNANO is a party or by which NATURALNANO is subject or bound. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of NATURALNANO in connection with the execution of this Agreement or the Warrant Agreement, the issuance of the Shares and Warrants or the consummation of the transactions contemplated by this Agreement or the Warrant Agreement.

2.6. Litigation.  There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to NATURALNANO’s or Key Employee’s knowledge, currently threatened (i) against NATURALNANO or any officer, director or Key Employee of  NATURALNANO; or (ii) that questions the validity of this Agreement or the Warrant Agreement or the right of NATURALNANO to enter into those Agreements, or to consummate the transactions contemplated by those Agreements or to issue the Shares or Warrants contemplated to be issued hereunder; and neither NATRUALNANO nor any Key Employee knows any fact which could form the basis for any such claim, action, suit, complaint, charge or investigation, that would reasonably be expected to have, either individually or in the aggregate, a material adverse effect on NATURALNANO or its business.  Neither NATURALNANO nor, to NATURALNANO’s knowledge, any of its officers, directors or Key Employee is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, directors or Key Employees, such as would affect NATURALNANO).  There is no action, suit, proceeding or investigation by NATURALNANO pending or which NATURALNANO intends to initiate.  The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to NATURALNANO) involving the prior employment of any of NATURALNANO’s employees, their services provided in connection with NATURALNANO’s business, or any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

2.7.  Financial Statements. The financial balance sheet and audited statements of NATURALNANO as of and for the period ended December 31, 2008 and the unaudited balance sheet and financial statements as of and for the period ended September 30, 2009, are a public record (a) are in accordance with the books and records of NATURALNANO and any subsidiaries of NATURALNANO, (b) present fully, fairly and accurately the financial position of NATURALNANO as of said date and the operational results of NATURALNANO for the period represented thereby, and (c) have been prepared in accordance with Generally Accepted Accounting Principals consistently applied.  Such financial statements set forth all of the liabilities and obligations of NATURALNANO, direct and indirect, contingent and accrued, of any nature whatsoever, whether arising out of contract, tort, statute or otherwise, except liabilities and obligations incurred in the ordinary course of business subsequent to September 30, 2009.

2.8. Tax Returns and Payments.  There are no federal, state, county, local or foreign taxes due and payable by NATURALNANO which have not been timely paid.  There are no accrued and unpaid federal, state, county, local or foreign taxes of NATURALNANO which are due, whether or not assessed or disputed.  There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency.  NATURALNANO has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it, all such returns were true complete and correct when filed, and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

2.9. Insurance.  NATURALNANO has and will maintain in full force and effect fire and casualty insurance policies with extended coverage, sufficient in amount (subject to reasonable deductions) to allow it to replace any of its properties that might be damaged or destroyed.   All such policies have been issued by insurance companies actively engaged in the insurance business and authorized to issue policies in the State of New York.

2.10. Permits.  To the best of NATURALNANO’S knowledge, NATURALNANO has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to have a Material Adverse Effect.  NATURALNANO is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

2.11           Disclosure; Absence of Certain Changes.  NATURALNANO has made available to WMS all the information reasonably available to NATURALNANO that WMS have requested for deciding whether to acquire the NATURALNANO Shares.  No representation or warranty of NATURALNANO contained in this Agreement, as qualified by the Disclosure Schedule, and no certificate furnished or to be furnished to WMS at the Closing contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.  It is understood that this representation is qualified by the fact that NATURALNANO has not delivered to WMS, and has not been requested to deliver, a private placement or similar memorandum or any written disclosure of the types of information customarily furnished to purchasers of securities.  Except as set forth in the Disclosure Schedule hereto, there has not been since September 31, 2009 any material change in the financial condition, assets, liabilities or business of NATURALNANO, other than changes in the ordinary course of business, none of which individually or in the aggregate, have been materially adverse; any material transactions entered into or liabilities or obligations incurred by NATURALNANO, or any sale, transfer, encumbrance of or any contract to sell, transfer or encumber, and of its assets, other than in the ordinary course of business; or any payment or declaration of a bonus to any Key Employee or any payment or declaration of any dividend or other distribution on or with respect to the capital stock in NATRUALNANO; or any other event of any kind or character which would or could materially and adversely affect NATURALNANO or its business or assets.

3.	Representations and Warranties of WMS. WMS and Richard Popovic, jointly and severally, hereby represents and warrants to NATURALNANO that:

3.1. Authorization.  WMS is a limited liability company organized and existing in good standing under the laws of the State of New York, and has full power and authority to enter into this Agreement.  This Agreement, when executed and delivered by WMS, will constitute a valid and legally binding obligation of WMS, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.2. Purchase Entirely for Own Account.  This Agreement is made with WMS in reliance upon WMS’s representation to NATURALNANO, which by WMS’s execution of this Agreement, WMS hereby confirms, that the Shares, the Warrant and the shares of common stock to be issued upon due exercise of the Warrant (the “Warrant Shares”) to be acquired by WMS will be acquired for investment for WMS’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that WMS has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement,  WMS further represents that WMS does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares, the Warrant or the Warrant Shares. WMS has not been formed for the specific purpose of acquiring the Shares or the Warrant.

3.3. Disclosure of Information.  WMS has had an opportunity to discuss NATURALNANO’s business, management, financial affairs and the terms and conditions of the offering of the Shares and the Warrant with NATURAL NANO’s management and has had an opportunity to review NATURALNANO’s plans for the future, but such representation shall not constitute a defense to NATURALNANO to a claim or suit by WMS that NATURALNANO has breached this Agreement and/or the representations and warranties of NATURALNANO set forth herein.

3.4. Restricted Securities.  WMS understands that neither the NATURALNANO Shares nor the Warrants nor the Warrant Shares have been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of WMS’s representations as expressed herein.  WMS understands that the NATURALNANO Shares, the Warrants and the Warrant Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, WMS may be required to hold the NATURALNANO Shares, Warrants and Warrant Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  WMS acknowledges that NATURALNANO has no obligation to register or qualify the NATURALNANO Shares, the Warrants or the Warrant Shares for resale.  WMS further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the NATURALNANO Shares, the Warrants or the Warrant Shares, and on requirements relating to NATURALNANO which are outside of WMS’s control, and which NATURALNANO is under no obligation and may not be able to satisfy.   Notwithstanding the

foregoing, NATURALNANO agrees to cooperate with WMS and will take such action as may be necessary or appropriate, at the request of WMS, in the event WMS wishes to sell or otherwise transfer some or all of the Shares or Warrants, or shares of NATURALNANO stock issued upon the exercise of the Warrants, under Rule 144 or 145 under the Securities Act or other applicable provisions of the Securities Act or state securities law or rules or regulations issued thereunder.  WMS understands that this offering is not intended to be part of a public offering, and that WMF will not be able to rely on the protection of Section 11 of the Securities Act.

3.5. Residence.  The office or offices of WMS in which its principal place of business is identified in the address or addresses of WMS is set forth in the preamble to this Agreement.

3.6. Assets in COMBOTEXS. The listing of assets of COMBOTEXS as of Closing is set forth on Exhibit B attached hereto and made a part hereof.  WMS makes no representation as to the condition of any of the Assets, other than the fact that Combotexs has good and marketable title to each Asset, free and clear of any liens, encumbrances or rights of third parties .

3.7. Organization, Good Standing, Corporate Power and Qualification.  COMBOTEXS is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New York, is duly qualified to conduct business in the State of New York, which is the only jurisdiction in which it does business, and has all requisite corporate power and authority to own or lease its properties and to carry on its business as presently conducted and as proposed to be conducted.

3.8. Capitalization.    Prior to the transactions contemplated by this Agreement, all of the membership interests of COMBOTEXS were owned by WMS.  COMBOTEXS does not have outstanding any options, warrants, contracts to issue, convertible debt securities or any other rights or commitments entitling anyone to acquire shares of its ownership interests.

3.9. Authorization.  All corporate action required to be taken by COMBOTEXS’s members and managers in order to authorize COMBOTEXS to enter into this Agreement, and to issue the 51% membership interest at the Closing, has been taken or will be taken prior to the Closing.  All action on the part of the members and managers of COMBOTEXS necessary for the execution and delivery of this Agreement, the performance of all obligations of COMBOTEXS under this Agreement to be performed as of the Closing, and the issuance and delivery of the membership interest has been taken or will be taken prior to the Closing.  This Agreement, when executed and delivered by COMBOTEXS, shall constitute valid and legally binding obligations of COMBOTEXS, enforceable against COMBOTEXS in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.10. Valid Issuance of Membership Interest.  The 51% membership interest in COMBOTEXS to be issued to NATURALNANO at Closing in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws and the Operating Agreement. Other than the Operating Agreement of COMBOTEXS, a copy of which has been provided to NATURALNANO prior to the execution and delivery of this Agreement but which will be superseded in its entirety by an Amended and Restated Operating Agreement at Closing, and this Agreement, there are no stockholders’ agreements, voting trust, proxies, options, rights of first refusal or any other similar agreements or understandings restricting the transferability of the membership interests of COMBOTEXS.

3.11. Governmental Consents and Filings.  The execution and delivery of this Agreement, the issuance of the membership interests pursuant hereto and the consummation of the transactions provided hereunder does not require any third party consent and does not violate, conflict with, result in the breach of, or cause a default under any provision of COMBOTEXS’s or WMS’s respective Articles of Organization or operating agreement or any obligation, mortgage, agreement, law, order judgment, decree or any other restriction to which COMBOTEXS or WMS is a party or by which COMBOTEXS or WMS or any of its respective assets is subject or bound. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of COMBOTEXS or WMS in connection with the execution of this Agreement, the issuance of the membership interest or the consummation of the transactions contemplated by this Agreement.

3.12. Litigation.  There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to COMBOTEXS or WMS’s knowledge, currently threatened (i) against COMBOTEX or WMS or any officer, director or employee thereof; or (ii) that questions the validity of this Agreement or the right of either COMBOTEXS or WMS to enter into it, or to consummate the transactions contemplated by this Agreement or to issue the membership interests contemplated to be issued hereunder; and neither COMBOTEXS or WMS knows any fact which could form the basis for any such claim, action, suit, complaint, charge or investigation, that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.  Neither COMBOTEXS nor WMS nor, to either of its respective knowledge, any of its officers, directors or employees is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, directors or employees, such as would affect COMBOTEXS or WMS).  There is no action, suit, proceeding or investigation by COMBOTEXS or WMS pending or which COMBOTEXS or WMS intends to initiate.  The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefore known to COMBOTEXS or WMS) involving the prior employment of any of COMBOTEXS’s or WMS’s employees, their respective services provided in connection with its business, or any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

3.13. Tax Returns and Payments.  There are no federal, state, county, local or foreign taxes due and payable by COMBOTEXS, WMS or its members which have not been timely paid.  There are no accrued and unpaid federal, state, county, local or foreign taxes of COMBOTEXS or WMS which are due, whether or not assessed or disputed.  There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency.  COMBOTEXS AND WMS have each duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it, all such returns were true complete and correct when filed, and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

3.14. Permits.  COMBOTEXS has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to have a Material Adverse Effect.  COMBOTEXS is not in default in any respect under any of such franchises, permits, licenses or other similar authority.

3.15. Disclosure; Absence of Certain Changes.  WMS has made available to NATURALNANO all the information reasonably available to WMS that NATURALNANO has requested for deciding whether to acquire the membership interests.  No representation or warranty of either WMS or COMBOTEXS contained in this Agreement, as qualified by the Disclosure Schedule, and no certificate furnished or to be furnished to NATURALNANO at the Closing contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.  It is understood that this representation is qualified by the fact that WMS has not delivered to NATURALNANO, and has not been requested to deliver, a private placement or similar memorandum or any written disclosure of the types of information customarily furnished to purchasers of securities.  Other than the acquisition by all of the ownership interests in COMBOTEXS by WMS, there has not been since December 31, 2009 any material change in the financial condition, assets, liabilities or business of WMS or COMBOTEXS, other than changes in the ordinary course of business, none of which individually or in the aggregate, have been materially adverse; any material transactions entered into or liabilities or obligations incurred by WMS or COMBOTEXS, or any sale, transfer, encumbrance of or any contract to sell, transfer or encumber, and of its assets, other than in the ordinary course of business; or any payment or declaration of a bonus to any employee or any payment or declaration of any dividend or other distribution on or with respect to the membership interests in COMBOTEXS; or any other event of any kind or character which would or could materially and adversely affect COMBOTEXS or its business or assets.

4.
Conditions to WMS’s Obligations at Closing.  The obligations of WMS to complete the transactions contemplated by its Agreement and the Warrant Agreement, to purchase the Shares and Warrants and to sell a 51% interest in COMBOTEXS to NATURALNANO at the Closing are subject to the fulfillment by NATURALNANO, on or before such Closing, of each of the following conditions, unless otherwise waived:

4.1
Representations and Warranties.  The representations and warranties of NATURALNANO contained in Section 2 and the Exhibits related thereto, shall be true and correct in all respects as of the date hereof and as of the Closing.

4.2
      Performance.  NATURALNANO shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by NATURALNANO on or before the Closing.

4.3
      Delivery of Documents.  WMS shall have received all documents, certificates, agreements and other papers required of NATURALNANO pursuant to the terms hereof or as requested by WMS in connection therewith, in form and substance as approved by counsel to WMS, including specifically but not limited to:

4.3.1                 Certificates representing the NATURALNANO Shares or the letter to the transfer agent provided for in Section 11.2(b) and the Warrants and the Warrant Agreement, executed and delivered by NATURALNANO.

4.3.2                 A certificate of resolutions adopted by NATURALNANO’s Board of Directors authorizing the execution of this Agreement, the issuance of the Shares and the Warrants, the consummation of the transactions contemplated hereby and the execution and delivery of the documents required to be delivered hereunder, certified by NATURALNANO’s Secretary.

4.3.3                 A certificate dated as of the Closing Date to the effect that, as of the date of this Agreement and as of the Closing Date, all of the representations and warranties of NATURALNANO contained in this Agreement and the Schedules hereto in the Warranty Agreement are true, correct and complete and that all of the agreements, covenants and conditions contained in this Agreement and the Warranty Agreement to be performed or satisfied by NATURALNANO, its shareholders and/or its Key Employee prior to the Closing have been performed or satisfied, such certificate to be executed by the President and Secretary of NATURALNANO and its Key Employee.

4.3.4                 An Amended Operating Agreement of COMBOTEXS, executed by NATURALNANO.

4.4            Qualifications.  All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing.

4.5           Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to WMS, and WMS (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested.  Such documents may include good standing certificates, judgment and franchise tax searches with respect to NATURALNANO.

5.           Conditions to NATURALNANO’s Obligations at Closing.  The obligation of NATURALNANO to complete the transactions contemplated by this Agreement, to issue Shares and Warrants to WMS, and to purchase a 51% interest in COMBOTEXS at the Closing is subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

5.1	Representations and Warranties. The representations and warranties of WMS contained in Section 3 and the Exhibits related thereto, shall be true and correct in all respects as of the Closing.

5.2
Performance.  WMS shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

5.3
Qualifications.  All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Share pursuant to this Agreement shall be obtained and effective as of the Closing.

5.4	Operating Agreement. An Amended Operating Agreement for COMBOTEXS, executed by WMS.

5.5	Certificates representing a 51% interest in COMBOTEXS, executed and delivered to NATURALNANO by COMBOTEX.

5.6
Certificate.  A certificate of resolutions adopted by COMBOTEXS’s and WMS’s Managing Member authorizing the execution of this Agreement, the issuance of the 51% interest to NATURALNANO, the consummation of the transactions contemplated hereby and the execution and delivery of the documents required to be delivered hereunder, certified by the Managing Member of each of COMBOTEXS and WMS.

 6.           Miscellaneous.

6.1           Survival of Representations and Warranties.  Unless otherwise set forth in this Agreement, the representations and warranties of NATURALNANO and WMS contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of WMS or NATURALNANO.

6.2           Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3           Governing Law.  This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

6.4           Counterparts; Facsimile.  This Agreement may be executed and delivered by facsimile signature and in any number of counterparts.  It is not necessary that all parties sign all or any one of the counterparts, but each party must sign at least one counterpart for this Agreement to be effective.

6.5           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.6           Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given:  (a) upon personal delivery to the party to be notified, (b) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business (1) day after deposit with a nationally recognized overnight courier, specifying next business day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at their address as set forth on the signature page or Exhibit A, with copies thereof to their attorneys, in the case of WMS, to William W. Moehle, Esq., 2425 Clover Street, Rochester, New York 14618, and in the case of NATURALNANO, to David Lubin & Associates, PLLC, 5 North Village Avenue, Rockville Centre, NY 11570,or to such address as subsequently modified by written notice given in accordance with this Section 6.6.

6.7           No Finder’s Fees.   Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction.  WMS agrees to indemnify and to hold harmless NATURALNANO from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which each WMS or any of its officers, employees, or representatives is responsible.  NATURALNANO agrees to indemnify and hold harmless WMS from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which NATURALNANO or any of its officers, employees or representatives is responsible.

6.8.           Attorney’s Fees.  If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of this Agreement and/or the Warranty Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.  Attorney’s fees for the preparation and negotiation of this Agreement and/or the Warranty Agreement are responsibility of each party.

6.9           Amendments and Waivers.  No term of this Agreement may be amended, terminated or waived except in writing executed by the parties hereto.

6.10           Severability.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.11           Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.12           Entire Agreement.  This Agreement (including the Exhibits hereto) constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.  No course of dealing between or among any of the parties hereto will be deemed to modify, amend or discharge any part of this Agreement or the rights or obligations of any party hereunder.

6.13           Dispute Resolution.  The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of the State of New York located in Monroe County, New York and to the jurisdiction of the United States District Court for the Western District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of the State of New York located in Monroe County, New York or the United States District Court for the Western District of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

 [Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

NATURALNANO, INC.

By:  /s/ Jim Wemett
Jim Wemett
President and CEO

Worldwide Medical Solutions, LLC

By:/s/ Richard Popovic
Richard Popovic
Managing Member